UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2007

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Item 1.01. Entry into a Material Definitive Agreement

On April 22, 2007, Administaff, Inc. entered into a new three-year arrangement with UnitedHealthcare for medical and dental insurance coverages. Administaff's capital requirements under the program have been reduced by $2.0 million, from $11.0 million to $9.0 million. Under the terms of the agreement, the costs of certain services will also be reduced to reflect Administaff's and UnitedHealthcare's administrative cost efficiencies. Administaff anticipates realizing savings of approximately $18.3 million over the remainder of the current agreement and the life of the new extended agreement, which includes a $3.3 million credit in May 2007.

Item 2.02. Results of Operations and Financial Condition

On April 23, 2007, Administaff, Inc. issued a press release announcing the company’s preliminary financial and operating results for the quarter ended March 31, 2007. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 - Press release issued by Administaff, Inc. on April 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

By:
John H. Spurgin, II Senior Vice President, Legal, General Counsel and Secretary
Date: April 25, 2007

EXHIBIT INDEX

Exhibit
No.	Description

99.1 .	Press release issued by Administaff, Inc. on April 23, 2007